                                                            Exhibit 23(h)(3)(e)

                   AMENDMENT TO FUND PARTICIPATION AGREEMENT

   This Amendment to the Fund Participation Agreement ("Agreement") dated the 1/st/ day of May, 2003, by and between Lincoln Variable Insurance Products Trust, an open-end management investment company organized as a Delaware statutory trust (the "Trust"), and The Lincoln National Life Insurance Company, an Indiana insurance company (the "Company") is effective as of November 1, 2006.

                                   AMENDMENT

   For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Agreement as follows:

    1. Schedule 1 of this Agreement shall be deleted and replaced with the attached
      Schedule 1.

    2. All other terms of the Agreement shall remain in full force and effect.

   IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and behalf by its duly authorized officer on the date specified below.

                  LINCOLN VARIABLE INSURANCE PRODUCTS TRUST
                  (Trust)

Date: 11/1/06     /s/ Kelly D. Clevenger
              By: -------------------------------------------
                  President

                  THE LINCOLN NATIONAL LIFE INSURANCE COMPANY
                  (Company)

Date: 11/1/06     /s/ Kelly D. Clevenger
              By: -------------------------------------------
                  Vice President

                                  Schedule 1

                   Lincoln Variable Insurance Products Trust
         Separate Accounts of Lincoln National Life Insurance Company
                            Investing in the Trust
                            As of November 1, 2006

Lincoln National Variable Annuity Account C

Lincoln Life Flexible Premium Variable Life Account D

Lincoln Life Flexible Premium Variable Life Account G

Lincoln Life Flexible Premium Variable Life Account K

Lincoln National Variable Annuity Account L

Lincoln Life Flexible Premium Variable Life Account M

Lincoln Life Variable Annuity Account N

Lincoln Life Variable Annuity Account Q

Lincoln Life Flexible Premium Variable Life Separate Account R

Lincoln Life Flexible Premium Variable Life Account S

Lincoln Life Variable Annuity Account T

Lincoln Life Variable Annuity Account W

Lincoln Life Flexible Premium Variable Life Account Z

Lincoln National Life Insurance Company Separate Account 33

Lincoln National Variable Annuity Account 53

Lincoln Life Separate Account 4k

Lincoln National Life Insurance Company Separate Account 95

Lincoln National Life Insurance Company Separate Account 96

Lincoln National Life Insurance Company Separate Account 97

Lincoln National Life Insurance Company Separate Account 98